EXHIBIT 5.1

                      Law Offices of Thomas E. Puzzo, PLLC
                                4216 NE 70th St.
                            Seattle, Washington 98115
       Tel: (206) 522-2256 / Fax: (206) 260-0111 / E-mail: tpuzzo@msn.com

                                  July 13, 2011

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

     Re: Penola Inc., a Nevada corporation;
         Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to Penola Inc, a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration, offer and resale of up to 1,160,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,


                                /s/ Law Offices of Thomas E. Puzzo, PLLC
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